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                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-86257


Supplement, Dated December 29, 2000, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:

                                                     Number of Depositary Shares
                                                     ---------------------------
Name of Selling Securityholder                         Owned           Offered
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Credit Suisse First Boston Corporation..............  766,400          766,400